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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                  July 10, 2002


                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-11656                        42-1283895
       --------                  -------                        ----------
   (State or other             (Commission                   (I.R.S. Employer
   jurisdiction of             File Number)                   Identification
    incorporation)                                                Number)


                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)


                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On July 10, 2002 the Company acquired, pursuant to an Agreement and Plan of Merger, dated as of March 3, 2002 (the "Merger Agreement"), among General Growth Properties, Inc. (the "Company"), GGP Limited Partnership ("GGPLP"), of which the Company is the general partner, JP Realty, Inc. ("JP Realty") and its operating partnership subsidiary, Price Development Company, Limited Partnership ("PDC"), all of the outstanding shares of each class of common stock of JP Realty and all of the outstanding common units of limited partnership in PDC by merging JP Realty and PDC with indirect subsidiaries of the Company. The acquisition closed on July 10, 2002, immediately following the approval by the common stockholders of JP Realty.

         The total acquisition price was approximately $1.1 billion, which included the assumption of approximately $460 million of existing debt and $116 million of existing preferred operating units. Pursuant to the terms of the Merger Agreement, each outstanding share of JP Realty common stock was converted into $26.10 in cash without interest, which represented a total payment in cash of approximately $431 million. In addition, each common unit of limited partnership interest in PDC was converted into either $26.10 in cash without interest or, at the election of the holder of such unit who is an accredited investor, 0.522 8.5% Series B Cumulative Convertible Preferred Units of limited partnership of GGPLP (the "Series B Preferred Units") with a face value of $50 per unit. Based upon the elections of such holders, 1,426,392.666 Series B Preferred Units were issued and the holders of the remaining common units of limited partnership interest of PDC received approximately $23.6 million in cash. The Series B Preferred Units may be converted into common units of limited partnership in GGPLP at a conversion price of $50 per unit. The Series B Preferred Units have not and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The cash portion of the acquisition price was funded from substantially all of the proceeds from approximately $117 million in mortgage loans (on loans from UBS Warburg Real Estate Investments, Inc. and Lehman Brothers Bank, FSB collateralized by the Crossroads Center and Eden Prairie Mall, respectively) and a $350 million acquisition loan from a syndicate of commercial banks led by Dresdner Bank AG and Bank of America, N.A.

         JP Realty owned or had an interest in 51 properties, which consisted of eighteen (18) enclosed regional malls, twenty-six (26) anchored community centers, one (1) free-standing retail property and six (6) mixed-use commercial/business properties, containing an aggregate of over 15.2 million square feet of Gross Leasable Area in 10 western states.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a), (b) The requisite financial information with respect to the JP Realty acquisition will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 60 days after the date by which this Form 8-K is required to be filed.

(c) Exhibits

See Exhibit Index attached hereto and incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GENERAL GROWTH PROPERTIES, INC.


                                        By:  /s/ Bernard Freibaum
                                            ------------------------------------
                                            Bernard Freibaum
                                            Executive Vice President and
                                            Chief Financial Officer

Date:  July 24, 2002


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER   NAME

2.1 Agreement and Plan of Merger among General Growth Properties, Inc., GGP Limited Partnership, GGP Acquisition, L.L.C., GGP Acquisition II, L.L.C., JP Realty, Inc., and Price Development Company, Limited Partnership, dated as of March 3, 2002. *

4.1 Certificate of Amendment and Restatement of Certificate of Designations, Preferences and Rights creating 8.95% Cumulative Redeemable Preferred Stock, Series B.

4.2 Certificate of Designations, Preferences and Rights of 8.5% Cumulative Convertible Preferred Stock, Series C.

4.3 Certificate of Designations, Preferences and Rights of 8.5% Cumulative Redeemable Preferred Stock, Series D.

4.4 Certificate of Designations, Preferences and Rights of 8.5% Cumulative Redeemable Preferred Stock, Series E.

4.5 Certificate of Designations, Preferences and Rights of 8.5% Cumulative Redeemable Preferred Stock, Series F.

4.6 Certificate of Correction of Certificate of Designations, Preferences and Rights of 8.95% Cumulative Redeemable Preferred Stock, Series G.

10.1     Voting Agreement, dated as of March 3, 2002. *

10.2     Joinder to Voting Agreement, dated as of June 14, 2002.

10.3 Third Amendment to Second Amended and Restated Agreement of GGP Limited Partnership, dated as of February 15, 2002.

10.4 Amendment to Second Amended and Restated Agreement of GGP Limited Partnership, dated as of April 24, 2002.

10.5 Fourth Amendment to Second Amended and Restated Agreement of GGP Limited Partnership, dated as of July 10, 2002.

10.6 Redemption Rights Agreement (Common Units), dated July 10, 2002, by and among GGP Limited Partnership, General Growth Properties, Inc. and the persons listed on the signature pages thereof.

10.7 Redemption Rights Agreement (Series B Preferred Units), dated July 10, 2002, by and among GGP Limited Partnership, General Growth Properties, Inc. and the persons listed on the signature pages thereof.

* Incorporated by reference to the Company's Report on Form 8-K dated March 3, 2002.